Exhibit 10.5

SHAREHOLDERS’ AGREEMENT

GrabAGun Digital Holdings Inc.,

a Texas corporation

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made effective as of this 6th day of January 2025, by and among GrabAGun Digital Holdings Inc., a Texas corporation (the “Corporation”), Colombier Acquisition Corp. II, a Cayman Islands exempted company incorporated with limited liability (“Purchaser”), and Metroplex Trading Company, LLC (d/b/a GrabAGun), a Texas limited liability company (“Company”). Purchaser and Company are collectively referred to as the “Shareholders” and, together with the Corporation, the “Parties” to this Agreement.

RECITALS

The Corporation and the Shareholders seek to enter into this Agreement to provide for, among other things, (i) restrictions on the business activities of the Corporation, (ii) restrictions on the ability of any Shareholder to take actions with respect to the Corporation or its capital stock without the prior consent of the other Shareholders, (iii) the dissolution of the Corporation in the event of the termination of the Business Combination Agreement dated as of the date hereof (the “Business Combination Agreement”), by and among Purchaser, the Corporation, Gauge II Merger Sub LLC, a Texas limited liability company (“Company Merger Sub”), the Company and, upon execution of a Joinder, a to be formed Cayman Islands exempted company to be named “Gauge II Merger Sub Corp.” and a wholly-owned subsidiary of the Corporation (“Purchaser Merger Sub”), and (iv) the mandatory application of the Texas Business Organizations Code.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. Capitalized terms used but not defined herein shall have the meaning given to them in the Business Combination Agreement. As used in this Agreement:

“Board” means the Board of Directors of the Corporation.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the federal government or the State of Texas shall not be a Business Day.

“Person” means a corporation, association, joint venture, general or limited partnership, limited liability company, trust, other unincorporated organization or an individual.

“Shareholders” (or in the singular “Shareholder”) means the shareholders of the Corporation who are parties to this Agreement from time to time, as the same may be amended and/or restated from time to time. As of the date of this Agreement, the Shareholders are Purchaser and the Company.

“Stock” means all issued and outstanding shares of common stock of the Corporation, together with all shares of capital stock of the Corporation of any class which may hereafter be issued. Moreover, all references herein to Stock owned by a Shareholder shall include the community interest, if any, of the spouse of such Shareholder in such Stock.

“TBOC” means the Texas Business Organizations Code, as amended and in effect from time to time, and any successor to such code.

“Transfer” and its derivatives, when used in this Agreement with respect to Stock, shall be deemed to refer to a transaction by which a Shareholder assigns his Stock, or any rights therein, to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, whether voluntary or involuntary, and includes any change in ownership of stock or other equity securities that would result in a change in control of a Shareholder.

“Transfer Notice” is defined in Section 4.1(b).

“Transferor” refers to any Shareholder or any assignee of or successor-in-interest to any Shareholder who attempts or purports to transfer Stock or who becomes bankrupt or dissolves and terminates resulting in an attempted or purported transfer of Stock.

Any reference in this Agreement to “vote” or “voting” or similar language shall include, without limitation, action by written consent where permitted by applicable law.

ARTICLE II.
PURPOSE

The purpose and business of the Corporation shall be: (i) to form Company Merger Sub, and to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber, and otherwise deal with and own a limited liability company interest in and receive distributions from Company Merger Sub, (ii) to form Purchaser Merger Sub, and to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber, and otherwise deal with and own the shares of stock in and receive dividends from Purchaser Merger Sub, (iii) to enter into and perform its obligations under, as contemplated by, or with respect to the Business Combination Agreement and any Ancillary Documents (including all documents, instruments or agreements to be executed and delivered by the Corporation in connection therewith); and (iv) to transact all such lawful business that is incident, necessary and appropriate to accomplish the foregoing. The Corporation shall have the power to make and perform all contracts and to engage in all activities and transactions necessary or advisable to carry out the purposes of the Corporation as set forth herein. The Corporation is hereby authorized to execute, deliver and perform, and each director and officer on behalf of the Corporation is hereby authorized, empowered and directed to execute and deliver, this Agreement and any organizational document, governing document, shareholder agreement, limited liability company agreement, written consent of the sole member of Company Merger Sub, written consent of the sole shareholder of Purchaser Merger Sub, the Business Combination Agreement, the Ancillary Documents, and all documents, agreements, certificates (including any certificate of merger or certificate of conversion), or instruments contemplated thereby or in furtherance thereof, all without any further act, vote or approval of any other Person, notwithstanding any other provision of this Agreement, the TBOC or applicable law, rule or regulation, to the full extent that provisions of this Agreement can supersede the provisions of the TBOC or any other applicable law, rule or regulation.

No other business shall be conducted by the Corporation without the prior unanimous written consent of the Board. With the prior unanimous written consent of the Board, the Corporation shall have authority to engage in any other lawful business, trade, purpose or activity permitted by the TBOC.

ARTICLE III.
MANAGEMENT OF THE CORPORATION

3.1 Management by Board The Parties hereto, their heirs, executors, administrators, successors and assigns do hereby UNDERSTAND and AGREE that the following business and affairs of the Corporation and the relations among the Shareholders shall be regulated by this Agreement as follows:

(a)   Board. Management of the activities, business, and affairs of the Corporation shall be by the Board. The Board shall consist of two directors. The initial directors of the Corporation shall be Omeed Malik and Marc Nemati. Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board: (i) Omeed Malik, except that if such director resigns or is unable to serve, then one individual who is designated by Purchaser and (ii) Marc Nemati, except that if such director resigns or is unable to serve, then one individual who is designated by the Company. The Person or Persons thus elected as directors shall continue to serve as directors until further action by the owners of a majority of the shares of Stock. Any vacancies in the Board shall be filled only pursuant to the provisions of this Section 3.1(a). Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that a director shall be promptly removed from office upon the written request of any Person who would be entitled to designate a replacement for such director pursuant to this Section 3.1(a) to remove such director. All Shareholders agree to execute any written consents required to perform the obligations of this Section 3.1(a), and the Company agrees to cause to be called a special meeting of Shareholders for the purpose of electing, removing or replacing directors upon the written request of any Person entitled to designate a director.

(b)   Officers. The initial officers of the Corporation shall be the President and the Secretary. The initial President shall be Omeed Malik and the initial Secretary shall be Jordan Cohen. On or after the date hereof, the Board may, from time to time by unanimous vote, designate one or more additional or replacement officers with such titles as may be designated by the Board to act in the name of the Company with such authority as may be delegated, subject to applicable law, to such officers by the Board. Any such officer may act pursuant to such delegated authority until such officer is removed by the Board.

(c)   Dividends and Distributions. No distributions or dividends shall be made to the Shareholders unless, and only to the extent that, the Board unanimously votes, in its sole discretion, to make such distributions or dividends. In the event that the Board unanimously votes to make any distributions or dividends hereunder, such distributions or dividends shall be made among the owners of Stock in accordance with their respective ownership of Stock.

3.2 Action by Written Consent of Shareholders Each Shareholder agrees not to take any action by written consent with respect to the Corporation without the prior written consent of the other Shareholders, not to be unreasonably withheld, delayed or conditioned.

ARTICLE IV.
TRANSFERS OF INTERESTS

4.1 Restrictions on Transfer No Stock shall be Transferred by any Shareholder or other Transferor, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. No Stock shall be Transferred by any Shareholder or other Transferor except for a Transfer to the Corporation or to a Shareholder that was a party to this Agreement prior to such Transfer. Any transfer or purported transfer of Stock by a Shareholder or other Transferor other than in accordance with this Article IV or with Article IV shall be null and void ab initio.

4.2 Transfer Notice A Transferor must notify the Corporation and the Shareholders of (i) the bankruptcy, termination of existence, divorce, death or legal incapacity of a Shareholder or (ii) any attempted or purported Transfer of Stock (a “Transfer Notice”). Any Transfer Notice required pursuant to clause (i) of this paragraph (b) must be sent within thirty (30) days after the date of the bankruptcy, termination of existence, divorce, death or determination of legal incapacity of a Shareholder or upon the earliest practical date in the event of an attempted Transfer. The Transfer Notice shall set forth in writing the identity of the proposed transferee, if any, and the terms and conditions of the proposed transfer, if any. The Transfer Notice shall contain the address to which notices and other communications to the Transferor required hereunder may be sent.

4.3 Transfers under the Business Combination Agreement Notwithstanding anything in this Article IV, this Article IV shall not prohibit, restrict, delay, encumber or prevent the performance of the obligations and consummation of the transactions set forth in the Business Combination Agreement, including, for the avoidance of doubt, any Transfer, issuance, exchange, conversion, termination, or other disposition of any shares of the Corporation or any other fundamental business transaction with respect to the Corporation pursuant to or contemplated by the terms of the Business Combination Agreement or any Ancillary Document.

ARTICLE V.
TERMINATION

5.1 Termination of the Corporation The Corporation shall wind up and be terminated upon the first to occur of the following (a “Wind Up Event”): (a) the written consent of all Shareholders or (b) in the event that the Business Combination Agreement is terminated. Upon the occurrence of a Wind Up Event, the winding up and termination of the corporation will proceed in accordance with TBOC Section 21.101(a)(10) as if all of the shareholders had consented in writing to the winding up and termination as provided by Title 2, Chapter 21, Subchapter K of the TBOC.

5.2 Termination of this Agreement This Agreement shall terminate and cease to be effective upon the first to occur of the following: (a) a Wind-Up Event or (b) the Closing.

ARTICLE VI.
ENDORSEMENT OF STOCK CERTIFICATES

All certificates of Stock of the Corporation now owned or that may hereafter be acquired by the Shareholders shall be endorsed on the back thereof as follows:

“These shares are subject to the provisions of a shareholders agreement that may provide for management of the corporation in a manner different than in other corporations and may subject a shareholder to certain obligations or liabilities not otherwise imposed on shareholders in other corporations. A copy of such shareholders’ agreement has been placed on file by the Corporation at its principal place of business, and is subject to the same rights of examination by a Shareholder of the Corporation, in person or by agent, attorney or accountant, as are the books and records of the Corporation. The Corporation will furnish a copy of said shareholders’ agreement to any record holder of this certificate without charge upon written request to the Corporation at its principal place of business.”

Such certificates shall be endorsed on the front thereof as follows:

“See restrictions on transfer hereof on reverse side.”

The Corporation agrees to file this Agreement at its principal place of business; and this Agreement and any Addendum Agreement shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent, attorney or accountant as are the books and records of the Corporation, in full compliance with the provisions of Section 21.210 of the TBOC.

ARTICLE VII.

COVENANTS

7.1 Purchaser Merger Sub As promptly as practicable following the date of the Business Combination Agreement, the Corporation shall cause Purchaser Merger Sub to be formed. Promptly after the formation of Purchaser Merger Sub, the Corporation shall (i) cause Purchaser Merger Sub to execute and deliver a joinder to the Business Combination Agreement, pursuant to which, among other things, Purchaser Merger Sub shall (A) become a party to the Business Combination Agreement as of the date thereof and (B) agree to be bound by the terms, covenants and other provisions of the Business Combination Agreement applicable to it as a party and shall assume all rights and obligations applicable to Purchaser Merger Sub thereunder, with the same force and effect as if originally named therein, and (ii) deliver to the Purchaser and the Company evidence of Purchaser Merger Sub’s adoption and approval of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement in form and substance reasonably acceptable to the Purchaser and the Company.

ARTICLE VIII.
GENERAL PROVISIONS

8.1 Addresses and Notices All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to any Purchaser Party at or prior to the Closing, to: Colombier Acquisition Corp. II 214 Brazilian Avenue, Suite 200-J Palm Beach, FL 33480 Attn: Omeed Malik Email:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: David Landau, Esq.; Meredith Laitner, Esq.
Telephone No.: (212) 370-1300
Email: dlandau@egsllp.com; mlaitner@egsllp.com

If to the Company or the Company Surviving Subsidiary, to:

Metroplex Trading Company, LLC

200 East Beltline Road, Suite 403

Coppell, TX 75019
Attn: Marc Nemati, President & CEO
Telephone No.: 972-552-7246
Email: marc@grabagun.com

with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
Attn: Spencer G. Feldman, Esq.
Telephone No.: (212) 451-2300
Email: SFeldman@olshanlaw.com

If to the Corporation after the Closing, to:

GrabAGun Digital Holdings Inc.
200 East Beltline Road, Suite 403

Coppell, TX 75019
Attn: Marc Nemati, President & CEO
Telephone No.: 972-552-7246
Email: marc@grabagun.com

with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
Attn: Spencer G. Feldman, Esq.
Telephone No.: (212) 451-2300
Email: SFeldman@olshanlaw.com

8.2 Further Action The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

8.3 Binding Effect This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Corporation, the Purchaser, and the Company, and any assignment without such consent shall be null and void (other than any assignment pursuant to the Business Combination Agreement or a transaction contemplated therein); provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.1 Amendments All amendments to this Agreement shall be made only in writing, signed by Shareholders representing at least a majority of the issued and outstanding Stock.

8.2 Integration This Agreement, the Business Combination Agreement and the documents or instruments referred to therein, including any exhibits and schedules attached thereto, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein.

8.3 Waiver No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

8.4 Counterparts This Agreement may be executed in multiple counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

8.5 Applicable Law This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflicts of law.

8.6 Invalidity of Provisions If any provision of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall, to the maximum extent permitted by applicable law, not be affected thereby.

8.7 Due Authority, Execution and Delivery Each party hereto hereby represents and warrants to the Corporation and to each other party that (a) if such party is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein), (b) if such party is a limited liability company, it is duly authorized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein), (c) if such party is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clauses (a) through (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other partner of such party, (d) such party has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all necessary actions by the Board, shareholders, general partner, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by such party have been duly taken, (e) such party has duly executed and delivered this Agreement, and (f) such party’s authorization, execution, delivery, and performance of this Agreement does not conflict with (i) any law, rule or court order applicable to such party, (ii) such party’s articles of incorporation, bylaws, partnership agreement or operating agreement, or (iii)  any other agreement or arrangement to which such party is a party or by which it is bound.

8.8 No Third-Party Beneficiaries The provisions of this Agreement are not intended to be for the benefit of any creditor or other Person to whom any debts or obligations are owed by, or who may have any claim against, the Corporation or any of its shareholders, except for shareholders in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Corporation or any shareholder.

8.9 Interpretation The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below but effective for all purposes as of the day and year hereinabove first written.

CORPORATION:

GrabAGun Digital Holdings Inc.

	By:	/s/ Omeed Malik
	Name:	Omeed Malik
	Title:	President and Chief Executive Officer
Dated: January 6, 2025

SHAREHOLDERS:

COLOMBIER ACQUISITION CORP. II

	By:	/s/ Omeed Malik
	Name:	Omeed Malik
	Title:	Chief Executive Officer
Dated: January 6, 2025
METROPLEX TRADING COMPANY, LLC

	By:	/s/ Marc Nemati
	Name:	Marc Nemati
	Title:	President and Chief Executive Officer
Dated: January 6, 2025

EXHIBIT “A”

OWNERSHIP OF STOCK

Name and Address	Number of Shares

COLOMBIER ACQUISITION CORP. II 214 Brazilian Avenue, Suite 200-J Palm Beach, FL 33480 Attn: Omeed Malik Email:	500

METROPLEX TRADING COMPANY, LLC 200 East Beltline Road, Suite 403 Coppell, TX 75019 Attn: Marc Nemati, President & CEO Telephone No.: 972-552-7246 Email: marc@grabagun.com	500

Total	1000